Exhibit 10.7

AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

This Amended and Restated General Security Agreement (“Agreement”) dated August 3, 2007 is by SMTC Manufacturing Corporation of California, a California corporation, SMTC Manufacturing Corporation of Massachusetts, a Massachusetts corporation and SMTC Mex Holdings, Inc., a Delaware corporation (together with their respective successors and assigns are collectively, “Debtors”, individually, “Debtor”), in favor of Wachovia Capital Finance Corporation (Central), an Illinois corporation and successor in interest to Congress Financial Corporation (Central), as US Collateral Agent (together with its successors and assigns in such capacity, “Secured Party”) for itself, Canadian Agent (as hereinafter defined), the Tranche B Agent (as hereinafter defined) and the lenders from time to time party to the Canadian Loan Agreement (as hereinafter defined) and US Agent (as hereinafter defined), the Tranche B Agent (as hereinafter defined) and the lenders from time to time party to the US Loan Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS Congress Financial Corporation (Canada) (“Congress Canada”) (predecessor to Canadian Agent) had entered into a loan agreement with Canadian Borrower (as hereinafter defined) dated as of June 1, 2004 (as amended pursuant to a first amending agreement dated March 31, 2005, a second amending agreement dated August 17, 2005, a third amending agreement dated June 12, 2006, an extension letter dated August 1, 2006 and a fourth amending agreement dated September 20, 2006, collectively, the “Original Canadian Loan Agreement”) pursuant to which Congress Canada made loans and provided other financial accommodations to Canadian Borrower;

WHEREAS Congress Financial Corporation (Central) (“Congress Central”) (predecessor to US Agent) had entered on behalf of itself and as agent into a loan agreement with US Borrowers (as hereinafter defined) dated as of June 1, 2004 (as amended pursuant to a first amending agreement dated March 31, 2005, a second amending agreement dated August 17, 2005, a third amending agreement dated June 12, 2006, an extension letter dated August 1, 2006 and a fourth amending agreement dated September 20, 2006, collectively, the “Original US Loan Agreement”) pursuant to which Congress Central made loans and provided other financial accommodations to US Borrowers;

WHEREAS Debtors are affiliates of Canadian Borrower and as such have derived direct and indirect economic benefits from the making of the loans and other financial accommodations provided to Canadian Borrower pursuant to the Original Canadian Loan Agreement;

WHEREAS Debtors had executed and delivered a guarantee dated as of June 1, 2004 (the “Original Canadian Guarantee”) in favour of Congress Canada in respect of all obligations, liabilities and indebtedness of any kind, nature and description of Canadian Borrower and/or its affiliates to Congress Canada;

WHEREAS Debtors had executed and delivered a guarantee dated as of June 1, 2004 (the “Original US Guarantee”) in favour of Congress Central in respect of all obligations, liabilities and indebtedness of any kind, nature and description of US Borrowers and/or their affiliates to Congress Central;

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WHEREAS Debtors had executed and delivered a general security agreement dated as of June 1, 2004 (the “Original GSA”) in favour of Congress Central as collateral agent to secure obligations of the Debtors to Congress Canada and to Congress Central under the Original Canadian Guarantee, the Original US Guarantee, the Original Canadian Loan Agreement and the Original US Loan Agreement;

WHEREAS Canadian Borrower, Canadian Agent (as hereinafter defined), Monroe Capital Management Advisors LLC, a Delaware limited liability company (in such capacity together with any successors and assigns if any, the “Tranche B Agent”) and the lenders that are from time to time party to the Canadian Loan Agreement (as hereinafter defined) (collectively, the “Canadian Lenders”) have agreed to amend and restate the Original Canadian Loan Agreement pursuant to an amended and restated loan agreement dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Canadian Loan Agreement”) and to amend and restate the Original Canadian Guarantee pursuant to an amended and restated guarantee dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Canadian Guarantee”);

WHEREAS US Borrowers, US Agent (as hereinafter defined), Tranche B Agent and the lenders that are from time to time party to the US Loan Agreement (as hereinafter defined) (collectively, the “US Lenders”) have agreed to amend and restate the Original US Loan Agreement pursuant to an amended and restated loan agreement dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “US Loan Agreement”) and to amend and restate the Original US Guarantee pursuant to an amended and restated guarantee dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “US Guarantee”); and

WHEREAS in order to induce Canadian Agent (as hereinafter defined), Tranche B Agent, US Agent (as hereinafter defined), Canadian Lenders and US Lenders (collectively, the “Lenders”) to enter into Canadian Loan Agreement and US Loan Agreement (collectively, the “Loan Agreements”) and the other Financing Agreements (as hereinafter defined) and to make the loans under the Loan Agreements, and as a condition precedent thereto, Canadian Agent, US Agent, Tranche B Agent and Lenders require that Debtors amend and restate the Original GSA and execute and deliver this Amended and Restated General Security Agreement (the “Agreement”) to secure the obligations of Debtors to Canadian Agent, US Agent, Tranche B Agent and Lenders under Canadian Guarantee and US Guarantee (collectively, the “Guarantees”).

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NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Accounts” shall mean all present and future rights of a Debtor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2 “Canadian Agent” shall mean Wachovia Capital Finance Corporation (Canada), an Ontario corporation, as agent for itself, Tranche B Agent and Canadian Lenders, together with any of their successors and assigns.

1.3 “Canadian Borrower” shall mean SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada, an Ontario corporation, and its successors and assigns.

1.4 “Canadian Lenders” shall have the meaning set forth in the Recitals hereof.

1.5 “Canadian Loan Agreement” shall have the meaning set forth in the Recitals hereof.

1.6 “Collateral” shall have the meaning set forth in Section 2.1 hereof.

1.7 “Congress Canada” shall have the meaning set forth in the Recitals hereof.

1.8 “Congress Central” shall have the meaning set forth in the Recitals hereof.

1.9 “Equipment” shall mean all of a Debtor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.10 “Event of Default” shall have the meaning set forth in Section 6.1 hereof.

1.11 “Financing Agreements” shall mean, collectively, the US Loan Agreement, the Canadian Loan Agreement, the US Guarantee, the Canadian Guarantee, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by US Borrowers, Canadian Borrower, a Debtor or any Obligor in connection with the US Loan Agreement or Canadian Loan Agreement as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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1.12 “Information Certificate” shall mean the Information Certificate of each Debtor constituting Exhibit A hereto containing material information with respect to each Debtor, its business and assets provided by or on behalf of each Debtor to Secured Party in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.13 “Intellectual Property” shall mean a Debtor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

1.14 “Inventory” shall mean all of a Debtor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by a Debtor as lessor; (b) are held by a Debtor for sale or lease or to be furnished under a contract of service; (c) are furnished by a Debtor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.15 “Lenders” shall have the meaning set forth in the Recitals hereof.

1.16 “Loan Agreements” shall have the meaning set forth in the Recitals hereof.

1.17 “Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by each Debtor to Secured Party, Tranche B Agent, Lenders and/or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, debtor or otherwise, whether arising under this Agreement, the Guarantees or any other Financing Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreements or after the commencement of any case with respect to a Debtor or any Obligor under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), or any similar statute in any jurisdiction (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party, Tranche B Agent, Lenders and/or their respective affiliates.

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1.18 “Obligor” shall mean any borrower, guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Debtors.

1.19 “Original Canadian Guarantee” shall have the meaning set forth in the Recitals hereof.

1.20 “Original Canadian Loan Agreement” shall have the meaning set forth in the Recitals hereof.

1.21 “Original GSA” shall have the meaning set forth in the Recitals hereof.

1.22 “Original Financing Agreements” shall mean, collectively, the Original US Loan Agreement, the Original Canadian Loan Agreement, the Original US Guarantee, the Original Canadian Guarantee, the Original GSA and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by US Borrowers, Canadian Borrower, a Debtor or any Obligor in connection with the Original US Loan Agreement or Original Canadian Loan Agreement.

1.23 “Original US Guarantee” shall have the meaning set forth in the Recitals hereof.

1.24 “Original US Loan Agreement” shall have the meaning set forth in the Recitals hereof.

1.25 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.26 “Real Property” shall mean all now owned and hereafter acquired real property of a Debtor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.27 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of a Debtor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of a Debtor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to a Debtor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by a Debtor or to or for the benefit of any third person (including loans or advances to any affiliates or subsidiaries of a Debtor) or otherwise associated with any Accounts, Inventory or general intangibles of a Debtor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to a Debtor in connection with the termination of any employee benefit plan and any other amounts payable to a Debtor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which a Debtor is a beneficiary).

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1.28 “Records” shall mean all of a Debtor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of a Debtor with respect to the foregoing maintained with or by any other person).

1.29 “UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine).

1.30 “US Lenders” shall mean Wachovia Capital Finance Corporation (Central), an Illinois corporation, on behalf of itself, Tranche B Agent and US Lenders, together with any of their successors and assigns.

1.31 “US Loan Agreement” shall have the meaning set forth in the Recitals hereof.

SECTION 2.	GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Debtor hereby grants to Secured Party, for itself and the ratable benefit of Tranche B Agent and Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Secured Party for itself and for the ratable benefit of Tranche B Agent and Lenders as security, all personal and real property and fixtures and interests in property and fixtures of such Debtor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Party, Tranche B Agent or any Lender, collectively, the “Collateral”), including:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all Real Property and fixtures;

(e) all chattel paper (including all tangible and electronic chattel paper);

(f) all instruments (including all promissory notes);

(g) all documents;

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(h) all deposit accounts;

(i) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of such Debtor now or hereafter held or received by or in transit to Secured Party or its affiliates or at any other depository or other institution from or for the account of such Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all commercial tort claims, including, without limitation, those identified in its Information Certificate;

(m) to the extent not otherwise described above, all Receivables;

(n) all Records; and

(o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

2.2 Perfection of Security Interests.

(a) Each Debtor irrevocably and unconditionally authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements in the United States of America with respect to the Collateral naming Secured Party or its designee as the secured party and such Debtor as debtor, as Secured Party may require, and including any other information with respect to such Debtor or otherwise required by Section 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Debtor hereby ratifies and approves all financing statements naming Secured Party or its designee as secured party and such Debtor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Secured Party prior to the date hereof and ratifies and confirms the authorization of Secured Party to file such financing statements (and amendments, if any). Each Debtor hereby authorizes Secured Party to adopt on behalf of such Debtor any symbol required for authenticating any electronic filing. In the event that the

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description of the collateral in any financing statement naming Secured Party or its designee as the secured party and a Debtor as debtor includes assets and properties of a Debtor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Debtor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall a Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and such Debtor as debtor.

(b) Each Debtor does not have any chattel paper (whether tangible or electronic) or instruments located in the United States of America as of the date hereof, except as set forth in its Information Certificate. In the event that a Debtor shall be entitled to or shall receive any chattel paper or instrument after the date hereof that is or will be located in the United States of America, such Debtor shall promptly notify Secured Party thereof in writing. Promptly upon the receipt thereof by or on behalf of a Debtor (including by any agent or representative), such Debtor shall deliver, or cause to be delivered to Secured Party, all tangible chattel paper and instruments that such Debtor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify, in each case except as Secured Party may otherwise agree. At Secured Party’s option, each Debtor shall, or Secured Party may at any time on behalf of such Debtor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Secured Party with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Wachovia Capital Finance Corporation (Central), as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

(c) In the event that a Debtor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Debtor shall promptly notify Secured Party thereof in writing. Promptly upon Secured Party’s request, each Debtor shall take, or cause to be taken, such actions as Secured Party may reasonably request to give Secured Party control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Debtor does not have any deposit accounts as of the date hereof, except as set forth in its Information Certificate. Each Debtor shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account that is maintained or located in the United States of America unless each of the following conditions is satisfied: (i) Secured Party shall have received not less than five (5) business days prior written notice of the intention of such Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Secured Party the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Debtor is dealing and the purpose of the account, (ii) the

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bank where such account is opened or maintained shall be acceptable to Secured Party, and (iii) on or before the opening of such deposit account, such Debtor shall as Secured Party may specify either (A) deliver to Secured Party a Deposit Account Control Agreement with respect to such deposit account, in form and substance satisfactory to Secured Party and Tranche B Agent, duly authorized, executed and delivered by such Debtor and the bank at which such deposit account is opened and maintained or (B) arrange for Secured Party to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Secured Party. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Debtor’s salaried employees.

(e) Each Debtor does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in its Information Certificate.

(i) In the event that a Debtor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Debtor shall promptly endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify. If any securities, now or hereafter acquired by a Debtor are uncertificated and are issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall immediately notify Secured Party thereof and shall as Secured Party may specify, either (A) cause the issuer to agree to comply with instructions from Secured Party as to such securities, without further consent of such Debtor or such nominee, or (B) arrange for Secured Party to become the registered owner of the securities.

(ii) Each Debtor shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary where such intermediary’s jurisdiction is located in the United States of America unless each of the following conditions is satisfied: (A) Secured Party shall have received not less than five (5) Business days prior written notice of the intention of such Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Secured Party the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Debtor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Secured Party, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Debtor shall as Secured Party may specify either (1) execute and deliver, and cause to be executed and delivered to Secured Party, an Investment Property Control Agreement with respect thereto, in form and substance satisfactory to Secured Party, duly authorized, executed and delivered by such Debtor and such securities intermediary or commodity intermediary or (2) arrange for Secured Party to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Secured Party.

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(f) As of the date hereof, each Debtor is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument where the law governing the perfection of a security interest therein is the law of a State in the United States of America, except as set forth in its Information Certificate. In the event that a Debtor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument where the law governing the perfection of a security interest therein is the law of a State in the United States of America, whether as beneficiary thereof or otherwise after the date hereof, such Debtor shall promptly notify Secured Party thereof in writing. Such Debtor shall immediately, as Secured Party may specify, either (i) deliver, or cause to be delivered to Secured Party, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Secured Party, consenting to the assignment of the proceeds of the letter of credit to Secured Party by such Debtor and agreeing to make all payments thereon directly to Secured Party or as Secured Party may otherwise direct or (ii) cause Secured Party to become, at such Debtor’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g) Each Debtor has no commercial tort claims as of the date hereof, except as set forth in its Information Certificate. In the event that a Debtor shall at any time after the date hereof have any commercial tort claims, such Debtor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Debtor to Secured Party of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Debtor to Secured Party shall be deemed to constitute such grant to Secured Party. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Secured Party provided in Section 5.2(a) hereof or otherwise arising by the execution by a Debtor of this Agreement or any of the other Financing Agreements, Secured Party is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Secured Party or its designee as secured party and such Debtor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Debtor shall promptly upon Secured Party’s request, execute and deliver, or cause to be executed and delivered, to Secured Party such other agreements, documents and instruments as Secured Party may require in connection with such commercial tort claim.

(h) As of the date hereof, each Debtor does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party where the law governing the perfection of a security interest therein is the law of a State in the United States of America, except as set forth in its Information Certificate and except for goods located in the United States in transit to a location of a Debtor permitted in the Financing Agreements in the ordinary course of business of such Debtor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers and the law governing the perfection of a security interest therein is the law of a State of the United States of America, each Debtor shall promptly notify Secured Party thereof in writing. Promptly upon Secured Party’s request, each Debtor shall deliver to Secured Party a Collateral Access Agreement, in form and substance satisfactory to Secured Party, duly authorized, executed and delivered by such person and applicable Debtor.

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(i) Each Debtor shall take any other actions reasonably requested by Secured Party from time to time to cause the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that a Debtor’s signature thereon is required therefor, (ii) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 3.	COLLATERAL COVENANTS

3.1 Inventory Covenants. With respect to the Inventory: (a) each Debtor shall not remove any Inventory from the locations permitted in the Finance Agreements, without the prior written consent of Secured Party, except for sales of Inventory in the ordinary course of a Debtor’s business and except to move Inventory directly from one location set forth or permitted therein to another such location; and (b) each Debtor shall not, without prior written notice to Secured Party, acquire or accept any Inventory on consignment or approval where such Inventory is located in the United States of America.

3.2 Equipment Covenants. With respect to the Equipment: (a) each Debtor shall not remove any Equipment from the locations or permitted in the Financing Agreements, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of a Debtor or to move Equipment directly from one location permitted therein to another such location and except for the movement of motor vehicles used by or for the benefit of a Debtor in the ordinary course of business; and (b) the Equipment located in the United States of America is now and shall remain personal property and each Debtor shall not permit any of such Equipment to be or become a part of or affixed to real property.

3.3 Power of Attorney. Each Debtor hereby irrevocably designates and appoints Secured Party (and all persons designated by Secured Party) for itself and the ratable benefit of Tranche B Agent and Lenders as such Debtor’s true and lawful attorney-in-fact, and authorizes Secured Party, in such Debtor’s or Secured Party’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Debtor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Secured Party deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file

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and sign such Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Secured Party, and open and dispose of all mail addressed to such Debtor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Secured Party’s determination, to fulfill such Debtor’s obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in any deposit accounts maintained by such Debtor or otherwise received by Secured Party, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Debtor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Secured Party and deposit the same in Secured Party’s account for application to the Obligations, (iv) endorse such Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign such Debtor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Debtor hereby releases Secured Party, Tranche B Agent, Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Secured Party’s, Tranche B Agents or any Lender’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

3.4 Right to Cure. Secured Party may, at its option, (a) upon notice to each Debtor, cure any default by such Debtor under any material agreement with a third party that affects the Collateral, its value or the ability of Secured Party to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Secured Party therein, for itself and the benefit of Tranche B Agent and Lenders, or the ability of such Debtor to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against such Debtor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Secured Party’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Secured Party, Tranche B Agent and Lenders with respect thereto. Secured Party may add any amounts so expended to the Obligations and charge such Debtor’s account therefor, such amounts to be repayable by each Debtor on demand. Neither Secured Party, Tranche B Agent nor any Lender shall be under any obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Debtor. Any payment made or other action taken by Secured Party under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

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3.5 Access to Premises. From time to time as requested by Secured Party, at the cost and expense of each Debtor, (a) Secured Party or its designee shall have complete access to all of each Debtor’s premises during normal business hours and after notice to such Debtor, or at any time and without notice to such Debtor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Debtor’s books and records, including the Records, and (b) each Debtor shall promptly furnish to Secured Party such copies of such books and records or extracts therefrom as Secured Party may request, and (c) Secured Party or its designee may use during normal business hours such of each Debtor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

Each Debtor hereby represents and warrants to Secured Party, Tranche B Agent and Lenders the following (which shall survive the execution and delivery of this Agreement):

4.1 Corporate Existence; Power and Authority. It is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on its financial condition, results of operation or business or the rights of Secured Party, Tranche B Agent and Lenders in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within its corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of its certificate of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which it is a party or by which it or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any of its property, except for the security interest in favor of Secured Party, for itself and the benefit of Tranche B Agent and Lenders, as provided herein. This Agreement and the other Financing Agreements constitute its legal, valid and binding obligations enforceable in accordance with their respective terms.

4.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) Its exact legal name is as set forth on the signature page of this Agreement and in its Information Certificate. It has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in its Information Certificate.

(b) It is an organization of the type and organized in the jurisdiction set forth in its Information Certificate. The Information Certificate accurately sets forth its organizational identification number or accurately states that it has none and accurately sets forth its federal employer identification number.

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(c) Its chief executive office and mailing address of its Records concerning Accounts are located only at the address identified as such in its Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth as such in its Information Certificate, subject to its right to establish new locations in accordance with Section 5.2 below. Its Information Certificate correctly identifies any of such locations which are not owned by it and sets forth the owners and/or operators thereof.

4.3 Priority of Liens; Title to Properties. The security interests and liens granted to Secured Party, for itself and the benefit of Tranche B Agent and Lenders, under this Agreement constitute valid and perfected first priority liens and security interests in and upon the Collateral in which a security interest is perfected by filing a financing statement under the Uniform Commercial Code.

4.4 Accuracy and Completeness of Information. All information furnished by or on behalf of it in writing to Secured Party in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on its Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on its business, assets or prospects, which has not been fully and accurately disclosed to Secured Party in writing.

4.5 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Secured Party, Tranche B Agent and Lenders on the date of each additional borrowing or other credit accommodation under the Loan Agreements and shall be conclusively presumed to have been relied on by Secured Party, Tranche B Agent and Lenders regardless of any investigation made or information possessed by Secured Party, Tranche B Agent and Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Debtors shall now or hereafter give, or cause to be given, to Secured Party, Tranche B Agent and Lenders.

SECTION 5.	AFFIRMATIVE AND NEGATIVE COVENANTS

5.1 Maintenance of Existence.

(a) Each Debtor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

(b) Each Debtor shall not change its name unless each of the following conditions is satisfied: (i) Secured Party shall have received not less than thirty (30) days prior written notice from applicable Debtor of such proposed change in its corporate name, which

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notice shall accurately set forth the new name; and (ii) Secured Party shall have received a copy of the amendment to the Certificate of Incorporation of such Debtor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Debtor as soon as it is available.

(c) Each Debtor shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Secured Party shall have received not less than thirty (30) days’ prior written notice from applicable Debtor of such proposed change, which notice shall set forth such information with respect thereto as Secured Party may require and Secured Party shall have received such agreements as Secured Party may reasonably require in connection therewith. Each Debtor shall not change its type of organization, jurisdiction of organization or other legal structure.

5.2 New Collateral Locations. Each Debtor may only open any new location within the continental United States provided such Debtor (a) gives Secured Party thirty (30) days prior written notice from such Debtor of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Secured Party such agreements, documents, and instruments as Secured Party may deem necessary or desirable to protect its interests in the Collateral at such location.

5.3 Insurance. Each Debtor shall at all times maintain insurance with respect to its business and the Collateral as required by the US Loan Agreement.

5.4 Costs and Expenses. Each Debtor shall pay to Secured Party on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Secured Party’s, Tranche B Agent’s and Lenders’ rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Secured Party, for itself and the benefit of Tranche B Agent and Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Secured Party, Tranche B Agent and Lenders arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Secured Party, Tranche B Agent and Lenders in connection with any of the foregoing.

5.5 Further Assurances. At the request of Secured Party at any time and from time to time, each Debtor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to

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evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

SECTION 6.	EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence or existence of any Event of Default under the Loan Agreements is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

6.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Secured Party shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Debtor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Secured Party hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Secured Party’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Debtor of this Agreement or any of the other Financing Agreements. Secured Party may, at any time or times, proceed directly against any Debtor or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral.

(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Secured Party may, for itself and the ratable benefit of the Tranche B Agent and Lenders and subject to the terms of the Loan Agreements, in its discretion and, without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Secured Party (provided, that, upon the occurrence of any Event of Default described in Sections 9.1(g) and 9.1(h) of the Loan Agreements, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require a Debtor, at such Debtor’s expense, to assemble and make available to Secured Party any part or all of the Collateral at any place and time designated by Secured Party, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, and/or (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Secured Party or elsewhere) at such prices or terms as Secured Party may deem reasonable, for cash, upon credit or for future delivery, with the Secured Party having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Debtor, which right or equity of redemption is hereby expressly waived and released by such Debtor. If any of the Collateral is sold or leased by Secured Party upon credit terms or for future delivery,

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the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Secured Party. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Secured Party to a Debtor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Debtor waives any other notice. In the event Secured Party institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Debtor waives the posting of any bond which might otherwise be required.

(c) Secured Party may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce any Debtor’s rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Secured Party may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Secured Party and that Secured Party has a security interest therein and Secured Party may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Secured Party, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Secured Party shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Secured Party may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Secured Party’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Secured Party and are payable directly and only to Secured Party and each Debtor shall deliver to Secured Party such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Secured Party may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, applicable Debtor shall, upon Secured Party’s request, hold the returned Inventory in trust for Secured Party, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Secured Party’s instructions, and not issue any credits, discounts or allowances with respect thereto without Secured Party’s prior written consent.

(d) To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any governmental authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account

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debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as a Debtor for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to a Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(e) For the purpose of enabling Secured Party to exercise the rights and remedies hereunder, each Debtor hereby grants to Secured Party, Tranche B Agent and Lenders an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Debtor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Debtor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(f) Secured Party shall apply the cash proceeds of Collateral actually received by Secured Party from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the Loan Agreements. Each Debtor shall remain liable to Secured Party, Tranche B Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreements and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

SECTION 7.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

7.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

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(b) Each Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois whichever Secured Party may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against any Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Debtor or its property).

(c) Each Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party’s option, by service upon a Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount of the claim and other relief requested.

(d) EACH DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF A DEBTOR AND SECURED PARTY IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH DEBTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT A DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Secured Party shall not have any liability to any Debtor (whether in tort, contract, equity or otherwise) for losses suffered by a Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation,

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Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

7.2 Waiver of Notices. Each Debtor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on a Debtor which Secured Party may elect to give shall entitle any Debtor to any other or further notice or demand in the same, similar or other circumstances.

7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party, and as to amendments, as also signed by an authorized officer of each Debtor. Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

7.4 Waiver of Counterclaims. Each Debtor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

(a) Indemnification. Each Debtor shall indemnify and hold Secured Party, Tranche B Agent and Lenders, and their respective directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Debtor shall pay the maximum portion which it is permitted to pay under applicable law to Secured Party in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, each Debtor shall not assert, and each Debtor hereby waives, any claim against Secured Party, Tranche B Agent and any Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of the Loan Agreements.

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SECTION 8.	MISCELLANEOUS

8.1 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to a Debtor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation”.

(f) All references to the term “good faith” used herein when applicable to Secured Party shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Each Debtor shall have the burden of proving any lack of good faith on the part of Secured Party alleged by Debtor at any time.

(g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7.3 or is cured in a manner satisfactory to Secured Party, if such Event of Default is capable of being cured as determined by Secured Party.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of each Debtor most recently received by Secured Party prior to the date hereof.

(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments,

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modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Secured Party and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Secured Party merely because of Secured Party’s involvement in their preparation.

8.2 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Debtors:	635 Hood Road
Markham, Ontario L3R 4N6
Attention: Chief Financial Officer
Telephone No.: 905.479.1810
Telecopy No.: 905.479.5326

If to Secured Party:	Wachovia Capital Finance Corporation
(Central), as Secured Party
150 South Wacker Drive
Suite 2200
Chicago, Illinois 60606
United States
Attention: Portfolio Manager
Telephone No.: 312.332.0420
Telecopy No.: 312.332.0424

with a copy to:	Wachovia Capital Finance Corporation (Canada)
141 Adelaide Street West
Suite 1500
Toronto, Ontario, M5H 3L9
Attention: Portfolio Manager
Telephone No.: 416.364.6080
Telecopy No.: 416.364.6068

US BORROWERS GSA

8.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

8.4 No Novation. This Agreement does not discharge or release the obligations under the Original US Loan Agreement, the Original Canadian Loan Agreement and the other Original Financing Agreements or the Lien (as such term is defined in the Loan Agreements) or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original US Loan Agreement, the Original Canadian Loan Agreement and the other Original Financing Agreements or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Borrower or any Obligor under the Original Financing Agreements from any of its obligations and liabilities as a “Borrower” or “Obligor” thereunder. The undersigned hereby (i) confirms and agrees that each Original Financing Agreement to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Original Financing Agreement to “the Original Loan Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Original Financing Agreements shall mean the Original Financing Agreement as amended and restated by the respective Financing Agreement and (ii) confirms and agrees that to the extent that any such Financing Agreement purports to assign or pledge to the Secured Party a security interest in or Lien (as such term is defined in the Loan Agreements) on, any collateral as security for the obligations of the Borrower or any Obligors from time to time existing in respect of the Original Financing Agreements, such pledge, assignment and/or grant of the security interest or Lien (as such term is defined in the Loan Agreements) is hereby ratified and confirmed in all respects.

8.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon each Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and its successors and assigns, except that each Debtor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Secured Party.

8.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

US BORROWERS GSA

IN WITNESS WHEREOF, each Debtor has caused these presents to be duly executed as of the day and year first above written.

SMTC MANUFACTURING CORPORATION OF CALIFORNIA

Per:
Name:
Title:

Per:
Name:
Title:

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

Per:
Name:
Title:

Per:
Name:
Title:

SMTC MEX HOLDINGS, INC.

Per:
Name:
Title:

Per:
Name:
Title:

US BORROWERS GSA

Exhibit A

Information Certificates

US BORROWERS GSA